                                  EXHIBIT 99.1
                         CENTURY FINANCIAL CORPORATION

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR

                                            , 1998

     The undersigned having received, together with the Joint Proxy
Statement/Prospectus dated             , 1998, notice of the Special Meeting of
Shareholders of Century Financial Corporation ("Century") to be held [April 15, 1998] at 11:00 a.m., hereby designates and appoints John M. Finley and James C. Tosh as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Century Special Meeting, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

PROPOSAL 1: To approve and adopt the Agreement and Plan of Merger by and between
            Citizens Bancshares, Inc. ("Bancshares") and Century, providing for the merger of Century with and into Bancshares.

         FOR ________         AGAINST ________         ABSTAIN ________

PROPOSAL 2: To approve the adjournment of the Century Special Meeting in order to allow the further solicitation of proxies.

         FOR ________         AGAINST ________         ABSTAIN ________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL
2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

     The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Century Special Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Century, One Century Place, Rochester, Pennsylvania 15074, attention: Anita J. Reese, AVP -- Administration and Assistant Corporate Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective.

Dated:
-------------------------------------------------
                       ---------------------------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature

Please sign exactly as your name appears on your stock certificate(s) and return this proxy promptly in the accompanying envelope. If the share(s) are issued in the names of two or more persons, all persons should sign the proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

PLEASE DATE, SIGN AND MAIL THIS PROXY TO CENTURY, ATTENTION ANITA J. REESE, ONE CENTURY PLACE, ROCHESTER, PENNSYLVANIA, 15074. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

WILL ____ WILL ____ NOT ATTEND THE CENTURY SPECIAL MEETING AND LUNCHEON TO BE HELD [APRIL 15], 1998 AT 11:00 A.M. AT THE BEAVER VALLEY COUNTRY CLUB, PATTERSON HEIGHTS, BEAVER FALLS, PENNSYLVANIA.